SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 22, 2007


                          COMMAND SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                        0-18684               14-1626307
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
incorporation or organization)                               identification no.)

        Lexington Park
    Lagrangeville, New York                                         12540
(Address of principal executive                                  (Zip code)
           offices)

       Registrant's telephone number, including area code: (845) 454-3703

                                 Not Applicable
  ----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                          COMMAND SECURITY CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page

Item 1.01   Entry into a Material Definitive Agreement........................3

Item 3.02   Unregistered Sales of Equity Securities ..........................4

Item 9.01   Exhibits..........................................................4

Signature.....................................................................5




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


Item 1.01.  Entry into a Material Definitive Agreement

     (i) On March 21, 2007, Command Security Corporation, a New York corporation (the "Company"), Brown Security Industries, Inc., a California Corporation, ("BSI"), and Hal Brown and Marc Brown (collectively, the "Shareholders"), individually and as the Trustees of the Rodgers Police Patrol, Inc./Strategic Security Services, Inc. Employee Stock Ownership Plan and Trust Agreement (the "ESOP") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Company agreed to purchase (the "Stock Purchase") from the ESOP 30% of the issued and outstanding shares of common stock (the "Shares") of BSI for a purchase price of (i) $900,000 plus (ii) 30% of BSI's consolidated Tangible Net Worth (as defined in the Stock Purchase Agreement), subject to adjustment as provided in the Stock Purchase Agreement. The consideration to be paid by the Company to the ESOP for the Shares is referred to herein as the "Purchase Price"). The Company shall pay the entire Purchase Price in cash at the closing of the Stock Purchase. The closing is subject to certain customary conditions and is currently expected to occur in April 2007 immediately prior to the closing of the Merger described in paragraph
(ii) of Item 1.01 of this Current Report.

     (ii) On March 21, 2007, the Company, BSI, and the Shareholders entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), pursuant to which BSI shall merge with and into the Company (the "Merger"), and BSI's wholly-owned subsidiaries Rodgers Police Patrol, Inc. and Strategic Security Services, Inc. will become wholly-owned subsidiaries of the Company. The Merger, which is currently expected to close in April 2007, is subject to certain customary conditions.

     Pursuant to the Merger Agreement, the Company will issue to the Shareholders an aggregate of (i) $2,100,000 plus (ii) 70% of BSI's consolidated Tangible Net Worth (as defined in the Merger Agreement), subject to adjustment as provided in the Merger Agreement (such consideration to be paid to the Shareholders is referred to herein as the "Merger Consideration"). The Company shall pay 25% of the Merger Consideration in cash and 75% of the Merger Consideration by the delivery of shares of the Company's common stock, valued at a price per share of $2.906, representing the average closing price of the Company's common stock on the OTC Bulletin Board for the five consecutive trading days immediately preceding March 21, 2007.

     The closing under the Stock Purchase Agreement and the Merger Agreement are contingent upon one another, and the closing under the Stock Purchase Agreement is expected to close immediately prior to the closing under the Merger Agreement.

     The foregoing description of the Stock Purchase and the Merger and the related Stock Purchase Agreement and the Merger Agreement is not complete, and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement and the Merger Agreement, which are filed as Exhibits 2.1 and
2.2 hereto, respectively, and incorporated herein by reference.


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Item 3.02.  Unregistered Sales of Equity Securities

     Pursuant to the Merger Agreement described above in Item 1.01 of this Current Report, which disclosure is incorporated herein by reference, the Company agreed to issue to the Shareholders as part of the Merger Consideration an aggregate of 541,982 shares of the Company's common stock, plus such number of additional shares of the Company's common stock as shall represent 52.5% of BSI's consolidated Tangible Net Worth (as defined in the Merger Agreement) as of the closing. This issuance of these shares will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
-----------    -----------

2.1 Stock Purchase Agreement by and among Command Security Corporation, a New York corporation, Brown Security Industries, Inc., and Hal Brown and Marc Brown, individually and as the Trustees of the Rodgers Police Patrol, Inc./Strategic Security Services, Inc. Employee Stock Ownership Plan and Trust Agreement dated March 21, 2007.

2.2 Agreement of Merger and Plan of Reorganization by and among Command Security Corporation, Brown Security Industries, Inc., Marc Brown and Hal Brown dated March 21, 2007.

99.1 Press Release dated March 22, 2007 announcing the signing of the Merger Agreement.




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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 27, 2007

                                          COMMAND SECURITY CORPORATION


                                          By: /s/ Barry Regenstein
                                             ----------------------------
                                              Name:  Barry Regenstein
                                              Title: President and
                                                     Chief Financial Officer




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